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                                                                    EXHIBIT 99.1

RELEASE: IMMEDIATE

                          GETTY REALTY CORP. ANNOUNCES
                FINANCIAL RESULTS FOR THE QUARTER AND SIX MONTHS
                               ENDED JUNE 30, 2006

     JERICHO, NY, AUGUST 1, 2006 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter and six months ended June 30, 2006.

     Net earnings for the quarter ended June 30, 2006 increased by $0.9 million, or 9.0%, to $11.1 million as compared to $10.2 million reported for the prior year period. Net earnings were $21.6 million for the six months ended June 30, 2006 as compared to $21.7 million reported for the prior year period.

     The increase in net earnings for the quarter resulted from additional rental income from the properties acquired in February 2006 and rent escalations, lower operating expenses and higher other income from gains on dispositions of real estate, partially offset by higher interest expense. Net earnings for the six months reflect additional rental income from the properties acquired in February 2006 and March 2005, rent escalations and higher other income from gains on dispositions of real estate, offset by higher environmental and interest expenses resulting in a slight decrease in net earnings as compared to the prior year period.

     FFO increased by $0.4 million, or 3.3%, to $12.7 million for the quarter ended June 30, 2006 and AFFO increased by $0.6 million, or 5.5%, to $11.9 million as compared to the prior year period. FFO decreased by $0.5 million, or 1.9%, to $25.1 million for the six months ended June 30, 2006 and AFFO decreased by $0.2 million, or 1.0% to $23.5 million as compared to the prior year period.

     The increase in FFO and AFFO for the quarter and the decrease in FFO and AFFO for the six month period were primarily due to the changes in net earnings described above but exclude the improvement in earnings due to higher gains on dispositions of properties of $0.4 million for both the quarter and the six month periods. AFFO increased more than FFO for the quarter and decreased less than FFO for the six month period, on both a dollar and percentage basis, due to decreases in deferred rental revenues (which are included in net earnings and FFO but are excluded from AFFO) of $0.2 million for the quarter and $0.3 million for the six months ended June 30, 2006, as compared to the prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

     Diluted earnings per share increased by $0.04 per share, or 9.8%, to $0.45 per share for the three months ended June 30, 2006 as compared to the three months ended June 30, 2005. Diluted FFO per share increased by $0.01 per share, or 2.0%, to $0.51 per share as compared to the three months ended June 30, 2005. Diluted AFFO per share increased by $0.02 per share, or 4.3%, to $0.48 per share for the three months ended June 30, 2006 as compared to the three months ended June 30, 2005.

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     Diluted earnings per share decreased by $0.01 per share, or 1.0%, to $0.87 per share for the six months ended June 30, 2006 compared to the six months ended June 30, 2005. Diluted FFO per share decreased $0.03 per share or, 2.9% to $1.01 per share as compared to the six months ended June 30, 2005 and diluted AFFO per share for the six months ended June 30, 2006 decreased $0.01 per share, or 1.0% to $0.95 per share as compared to the six months ended June 30, 2005.

     Revenues from rental properties increased by $0.3 million to $18.2 million for the quarter and by $1.0 million to $36.2 million for the six months ended June 30, 2006, as compared to $17.9 million and $35.3 million for the respective prior year periods. Rent received was $17.4 million for the quarter and $34.7 million for the six months ended June 30, 2006, as compared with $16.9 million for the quarter and $33.4 million for the six months period ended in 2005. The increases in rent received were primarily due to rental income from property acquisitions and rent escalations. In addition to rent received, revenues from rental properties include deferred rental revenues accrued due to recognition of rental income on a straight-line basis of $0.8 million for the quarter and $1.6 million for the six months ended June 30, 2006, as compared to $1.0 million and $1.9 million for the respective prior year periods.

     Environmental expenses, net for the quarter ended June 30, 2006 decreased by $0.5 million to $0.8 million as compared to $1.3 million for the quarter ended June 30, 2005. The decrease was primarily due to a $0.7 million decrease in the change in estimated environmental costs. Environmental expenses, net for the six months ended June 30, 2006 increased by $0.5 million to $1.9 million as compared to $1.4 million for the six months ended June 30, 2005. The increase was primarily due to a $0.9 million increase in legal fees and litigation related expenses, offset by a $0.5 million decrease in the change in estimated environmental costs.

     Interest expense increased by $0.5 million to $0.9 million for the quarter and by $1.0 million to $1.6 million for the six months ended June 30, 2006 as compared to $0.5 million and $0.6 million for the respective prior year periods. Interest expense increased primarily due to borrowings used to finance the acquisition of properties. Interest expense also increased due to increased interest rates that averaged 6.13% for the six months ended June 30, 2006, as compared to 4.14% for the six months ended June 30, 2005. Getty Realty Corp. entered into a five year interest rate swap which effectively fixed the interest rate on $45.0 million of its borrowings at 6.69% effective May 1, 2006.

     Getty Realty Corp.'s Second Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, August 2, 2006 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 719-457-2734 five to ten minutes before the scheduled start time and reference pass code 7581458. If you cannot participate in the live event, a replay will be available beginning on August 2, 2006 at noon though midnight, August 4, 2006. To access the replay, please dial 719-457-0820 and reference pass code 7581458.

     Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of motor fuel/convenience store properties and petroleum distribution terminals. The Company owns and leases over 1,060 properties in the Eastern United States.

     CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE

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WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR
EXPRESSIONS ARE USED IN THIS RELEASE, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS (INCLUDING THE RISKS THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION), UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. GETTY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                     -more-

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                               June 30,   December 31,
                                                                 2006         2005
                                                              ---------   ------------
Assets:
Real Estate:
   Land                                                       $ 180,602    $ 171,839
   Buildings and improvements                                   204,340      198,656
                                                              ---------    ---------
                                                                384,942      370,495
   Less - accumulated depreciation and amortization            (113,170)    (109,800)
                                                              ---------    ---------
      Real estate, net                                          271,772      260,695

Deferred rent receivable                                         30,883       29,287
Cash and equivalents                                                862        1,247
Recoveries from state underground storage tank funds, net         4,010        4,264
Mortgages and accounts receivable, net                            3,908        3,129
Prepaid expenses and other assets                                 1,307        1,359
                                                              ---------    ---------
      Total assets                                            $ 312,742    $ 299,981
                                                              =========    =========

Liabilities and Shareholders' Equity:
Debt                                                          $  48,509    $  34,224
Environmental remediation costs                                  16,751       17,350
Dividends payable                                                11,269       11,009
Accounts payable and accrued expenses                             8,724        9,515
                                                              ---------    ---------
      Total liabilities                                          85,253       72,098
                                                              ---------    ---------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized
      50,000,000 shares; issued 24,731,465 at
      June 30, 2006 and 24,716,614 at December 31, 2005             247          247
   Paid-in capital                                              258,085      257,766
   Dividends paid in excess of earnings                         (31,020)     (30,130)
   Accumulated other comprehensive income                           177           --
                                                              ---------    ---------
      Total shareholders' equity                                227,489      227,883
                                                              ---------    ---------
      Total liabilities and shareholders' equity              $ 312,742    $ 299,981
                                                              =========    =========

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                 Three months         Six months
                                                ended June 30,      ended June 30,
                                              -----------------   -----------------
                                                2006      2005      2006      2005
                                              -------   -------   -------   -------
Revenues from rental properties               $18,180   $17,872   $36,247   $35,268

Operating expenses:
   Rental property expenses                     2,488     2,560     4,972     5,184
   Environmental expenses, net                    810     1,348     1,911     1,411
   General and administrative expenses          1,333     1,289     2,740     2,600
   Depreciation and amortization expense        1,996     2,065     3,912     4,014
                                              -------   -------   -------   -------
      Total operating expenses                  6,627     7,262    13,535    13,209
                                              -------   -------   -------   -------

Operating income                               11,553    10,610    22,712    22,059

   Other income, net                              477        55       559       191
   Interest expense                              (918)     (451)   (1,628)     (600)
                                              -------   -------   -------   -------
Net earnings                                  $11,112   $10,214   $21,643   $21,650
                                              =======   =======   =======   =======

Net earnings per common share:
   Basic                                      $   .45   $   .41   $   .88   $   .88
   Diluted                                    $   .45   $   .41   $   .87   $   .88

Weighted average shares outstanding:
   Basic                                       24,725    24,714    24,721    24,707
   Stock options and restricted stock units        22        14        25        14
                                              -------   -------   -------   -------
   Diluted                                     24,747    24,728    24,746    24,721
                                              =======   =======   =======   =======
Dividends declared per share                  $  .455   $  .435   $  .910   $  .870

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                             Three months         Six months
                                            ended June 30,      ended June 30,
                                          -----------------   -----------------
                                            2006      2005      2006      2005
                                          -------   -------   -------   -------
Net earnings                              $11,112   $10,214   $21,643   $21,650

Depreciation and amortization
  of real estate assets                     1,996     2,065     3,912     4,014
Gains on dispositions of real estate         (423)       --      (457)      (72)
                                          -------   -------   -------   -------
Funds from operations                      12,685    12,279    25,098    25,592
Deferred rental revenue
  (straight-line rental revenue)             (773)     (985)   (1,596)   (1,885)
                                          -------   -------   -------   -------
Adjusted funds from operations            $11,912   $11,294   $23,502   $23,707
                                          =======   =======   =======   =======

Diluted per share amounts:
   Earnings per share                     $   .45   $   .41   $   .87   $   .88
   Funds from operations per share        $   .51   $   .50   $  1.01   $  1.04
   Adjusted funds from operations
     per share                            $   .48   $   .46   $   .95   $   .96

Diluted weighted average shares
  outstanding                              24,747    24,728    24,746    24,721

IN ADDITION TO MEASUREMENTS DEFINED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), GETTY ALSO FOCUSES ON FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FUNDS FROM OPERATIONS ("AFFO") TO MEASURE ITS PERFORMANCE. FFO IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REITS. FFO IS DEFINED BY THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS AS NET EARNINGS BEFORE DEPRECIATION AND AMORTIZATION OF REAL ESTATE ASSETS, GAINS OR LOSSES ON DISPOSITIONS OF REAL ESTATE, NON-FFO ITEMS REPORTED IN DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEMS. OTHER REITS MAY USE DEFINITIONS OF FFO AND/OR AFFO THAT ARE DIFFERENT THAN GETTY'S AND, ACCORDINGLY, MAY NOT BE COMPARABLE.

GETTY BELIEVES THAT FFO IS HELPFUL TO INVESTORS IN MEASURING ITS PERFORMANCE BECAUSE FFO EXCLUDES VARIOUS ITEMS INCLUDED IN GAAP NET EARNINGS THAT DO NOT RELATE TO, OR ARE NOT INDICATIVE OF, GETTY'S FUNDAMENTAL OPERATING PERFORMANCE SUCH AS GAINS OR LOSSES FROM PROPERTY DISPOSITIONS AND DEPRECIATION AND AMORTIZATION OF REAL ESTATE ASSETS. IN GETTY'S CASE, HOWEVER, GAAP NET EARNINGS AND FFO INCLUDE THE SIGNIFICANT IMPACT OF DEFERRED RENTAL REVENUE (STRAIGHT-LINE RENTAL REVENUE) ON ITS RECOGNITION OF REVENUES FROM RENTAL PROPERTIES, WHICH PRIMARILY RESULTS FROM FIXED RENTAL INCREASES SCHEDULED UNDER CERTAIN LEASES WITH ITS TENANTS. IN ACCORDANCE WITH GAAP, THE AGGREGATE MINIMUM RENT DUE OVER THE INITIAL TERM OF THESE LEASES IS RECOGNIZED ON A STRAIGHT-LINE BASIS RATHER THAN WHEN DUE. GAAP NET EARNINGS AND FFO MAY ALSO INCLUDE AN INCOME TAX PROVISION OR BENEFIT RECOGNIZED DUE TO ADJUSTMENTS IN AMOUNTS ACCRUED FOR UNCERTAIN TAX POSITIONS RELATED TO BEING TAXED AS A C-CORP., RATHER THAN AS A REIT, PRIOR TO 2001. AS A RESULT, GETTY PAYS PARTICULAR ATTENTION TO AFFO, A SUPPLEMENTAL NON-GAAP PERFORMANCE MEASURE THAT GETTY DEFINES AS FFO LESS STRAIGHT-LINE RENTAL REVENUE AND INCOME TAXES. INCOME TAXES DID NOT HAVE A SIGNIFICANT IMPACT ON GETTY'S EARNINGS FOR THE PERIODS PRESENTED, AND ACCORDINGLY, DO NOT APPEAR AS A SEPARATE ITEM IN ITS STATEMENT OF OPERATIONS OR RECONCILIATION OF AFFO FROM NET EARNINGS. IN GETTY'S VIEW, AFFO PROVIDES A MORE ACCURATE DEPICTION THAN FFO OF THE IMPACT OF SCHEDULED RENT INCREASES UNDER THESE LEASES AND GETTY'S ELECTION TO BE TAXED AS A REIT BEGINNING IN 2001. NEITHER FFO NOR AFFO REPRESENT CASH GENERATED FROM OPERATING ACTIVITIES CALCULATED IN ACCORDANCE WITH GAAP AND THEREFORE THESE MEASURES SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR GAAP NET EARNINGS OR AS A MEASURE OF LIQUIDITY.

Contact   Thomas J. Stirnweis
          (516) 478-5403